EXHIBIT 99.96

                                     BY-LAWS
                                     -------
                                     TITLE I
                  NAME - REGISTERED OFFICE - PURPOSE - DURATION



                                    ARTICLE 1
                                    ---------
                                     (NAME)

1.1 The name of the company shall be "TELCO S.P.A." (hereinafter "THE COMPANY").

                                    ARTICLE 2
                                    ---------
                               (REGISTERED OFFICE)

2.1 The Company has its registered office in Milan.

2.2 Secondary offices, subsidiaries, branches, administrative and technical offices, representations, agencies, and dependencies of all types, can be established, transferred, and abolished - in Italy and abroad - by way of resolution of the Board of Directors; moreover, the transfer of the registered office of the Company within the territory of Italy can be decided by way of resolution of the Board of Directors.

2.3 The domicile of the shareholders, the directors, the auditors and accountant
- for their relations with the Company - is that shown in the Company books.

                                    ARTICLE 3
                                    ---------
                                     (PURPOSE)

3.1 The Company has for its purpose:

(a) The investment in, holding of, and disinvestment in shares, direct and indirect, in Telecom Italia S.p.A. or in other companies operating in the telecommunications sector, only with the purpose of stable investments and not vis-a-vis the public;

(b) the management and coordination of the activities of the controlled companies;

(c) the provision of services for and the management, without territorial limit, of licensed telecommunication services for public use and use in the free market, as well as corporate or administrative organizational services in the publishing, advertising, data processing, telecommunications and multimedia sectors for the benefit of the participated companies, excluding any activities reserved to directors and those persons enrolled on the professional register;

(d) any other transaction or activity instrumental - and not prevalent - to the foregoing activities, including the grant of loans, issue of bank guarantees, sureties and endorsements in favour of subsidiaries, expressly excluding the exercise of these activities and of any other financial activity vis a vis the public and the exercise of qualified professional activities, the offering of securities to the public and the granting of consumer credit, including with regard to own shareholders, and in any event with the absolute exclusion of activities reserved under Laws 12/1979, 1966/1939, 1815/1939, and Legislative Decrees 385/1993 (Article 106) and
58/1998.

                                    ARTICLE 4
                                    ---------
                                   (DURATION)

4.1 The term of the Company is fixed for a period ending on thirty-one (31) December (12) two thousand and fifty (2050).


                                    TITLE II
                CAPITAL - SHARES - WITHDRAWAL - BONDS - FINANCING


                                    ARTICLE 5
                                    ---------
                              (CAPITAL AND SHARES)

5.1 The share capital is equal to Euro 4,849,038,420.00 and is divided into 1,939,615,368 shares (hereinafter, the "SHARES"), with a nominal value of Euro
2.50 each, of which 1,119,046,300 Shares belong to Class A (hereinafter "CLASS A SHARES") and 820,569,068 Shares belong to Class B (hereinafter "CLASS B SHARES"); Class A Shares and Class B Shares confer upon their holders equal economic and administrative rights, except as indicated in this Article 5 and in Articles 7, 8, 15 and 22 of the By-laws.

5.2 The shareholders of the Company resolved, at the shareholders' meeting held on 25 October, 2007, to increase the share capital by a maximum nominal amount of Euro 889,328,065 through the issuance of a total maximum amount of 355,731,226 shares, of which 205,236,419 shares will be Class A Shares and 150,494,807 will be Class B Shares. As more specifically described in the applicable shareholders' resolution, the increase must be implemented according to the terms indicated for each tranche, in three tranches, of which the first will be in favour of the First Tranche Underwriters, the second will be in favour of the holders of Class A Shares and the third will be in favour of the holders of Class B Shares.

5.3 For the purposes of Article 5.2, "FIRST TRANCHE UNDERWRITES" means entities or persons, who are not Telephone Operators (as defined below), who are qualified primary Italian institutional investors or private persons or entities selected by the holders of Class A Shares and whose participation in the Company has been accepted by the holders of Class B Shares, such acceptance not to be unreasonably withheld.

For the purposes of the By-laws, "TELEPHONIC OPERATORS" means entities or persons operating in the telecommunications sector and any entity or person that holds (a) a controlling interest in non-listed entities that operate in the telecommunications sector or (b) more than a 10%
interest in the share capital of listed entities that operate in the telecommunications sector, or even if less than a 10% interest in the share capital is held, such holder has the ability to nominate one or more members of the Board of Directors of such listed entity.

For the purposes of the By-laws, "CLASS A FOUNDING SHAREHOLDERS" means shareholders who are assignees of Class A Shares in the context of the conversion of the Company into a SOCIETA PER AZIONI as resolved during the shareholders' meeting held on 25 October, 2007.

5.4 The share capital may also be increased by contribution of credits and contribution in kind, pursuant to article 2440 of the Italian Civil Code.

5.5 In the event of an increase of capital with or without consideration, whereby the issuance of Class A Shares and Class B Shares is proportionate to the then issued Class A Shares and Class B Shares, the shareholders that hold Class A Shares shall have the right to receive and subscribe Class A Shares and the shareholders who hold Class B Shares shall have the right to receive and subscribe for Class B Shares. In the event that holders of Class A Shares have not entirely exercised their option rights, the other holders of Class A Shares will have the right to exercise their pre-emption rights with respect to such Class A Shares. Likewise, in the event that holders of Class B Shares have not entirely exercised their option rights, the other holders of Class B Shares will have the right to exercise their pre-emption rights with respect to such Class B Shares. If, following the exercise of option rights and pre-emption rights by the holders of Class A Shares, there are remaining Class A Shares that are unsubscribed, these may be subscribed - in accordance with the procedure applicable to the exercise of option and pre-emption rights - by the holders of Class B Shares in proportion to their interest in Class B shares issued by the Company, with an automatic conversion of such Class A Shares to newly issued Class B Shares (having the same characteristics as the then issued Class B Shares). If, following the exercise of option rights and pre-emption rights by the holders of Class B Shares there are remaining Class B Shares that are unsubscribed, these may be subscribed - in accordance with the procedure applicable to the exercise of option and pre-emption rights - by the holders of Class A Shares in proportion to their interest in Class A shares issued by the Company, with an automatic conversion of such Class B Shares to newly issued Class A Shares (having the same characteristics as the then issued Class B Shares).

5.6 Without prejudice to the provisions set forth in Article 5.4 of the present by-laws, the share capital increases not fully subscribed by Class A and by Class B shareholders after the exercise of the option rights or the pre-emption rights as the case may be, will be deemed subscribed up to the amount actually subscribed.

5.7 The shares are represented by share certificates.

5.8 The shares are registered; their conversion into bearer shares is not allowed.

                                    ARTICLE 6
                                    ---------
                                  (WITHDRAWAL)

The right of withdrawal does not belong to the shareholders who have not participated in the decisions regarding:

     - the extension of the term of the Company's duration, and

     - the introduction or removal of commitments to the circulation of stock certificates.

                                    ARTICLE 7
                                    ---------
                              (TRANSFER OF SHARES)

7.1 Within the limits provided by this article 7 and by article 8, the shares are transferable to shareholders and to third parties, whether by a deed between living people or by reason of death. The provisions of this article 7 and of article 8 apply not only to the transfer of Shares, but to the transfer of any right whatsoever relating to them, including, by way of example, (I) all shares or potential financial instruments of the Company (including those provided for in article 2346 of the civil code) having voting rights or convertible into shares having voting rights, (II) all bonds or other financial instruments convertible into, exchangeable with, or conferring to the relevant owner the right to subscription or to acquisition of shares or financial instruments with voting rights of the Company, as well as shares originating in the respective conversion or the exercise of the abovementioned rights, (III) any other right, title, and/or financial instrument (including rights of option and/or warrant) that gives a right to the acquisition of and/or subscription to shares and/or financial instruments and/or bonds convertible into/ or exchangeable with, shares or financial instruments having voting rights or convertible into shares having voting rights in the Company, and/or the shares and/or financial instruments acquired on the basis of their exercise. The provisions of this article 7 and article 8 regard - in addition - not only the transfer of full ownership of the Shares and the rights relating thereto, but also the transfer of the bare ownership and whatsoever real rights of enjoyment, exclusive of the real rights of guarantee.

For the purposes of this article 7 and article 8, by act of transfer is meant any transfer by deed between living people, in whatever manner (such as, for purely illustrative purposes, sale, barter, contango, fiduciary transfer, and the modification of the entitlement to the relationship underlying a possible fiduciary commission, the conferring or borrowing of titles, or rather title deeds, gratis or out of generosity, amalgamation, splitting) able to be accomplished, directly or indirectly, in whole or part, including in a transitory manner, the ownership or availability of the Shares and whatever rights, interests, including of a non-property nature, deriving from or connected to the entitlement to the Shares.

For the purposes of this Article 7, "QUALIFIED ITALIAN INVESTORS" means the entities and persons, that are not Telephonic Operators, that are qualified primary Italian institutional investors or private persons or entities that were previously accepted in writing by the holders of Class B Shares, it being understood that, in the context of the acquisition of shares of the Company they must adhere to the contractual obligations agreed upon by the transferring shareholders with respect the shares being transferred. The provisions of the present article 7 and article 8 do not apply with regard to transfers in favour of companies entirely owned or controlled or controlling pursuant to Article 2359, first paragraph No. 1 of the Civil Code, or operations of partial non-proportional de-merger of the Company, merger by incorporation of entirely owned companies, and merger between companies entirely owned or controlled or controlling pursuant to Article 2359, first paragraph No. 1 of the Civil Code by the same shareholder, provided that the transfer shall be subject to a condition subsequent whereby in case of subsequent change of control of said companies, the Shares shall be deemed not having been transferred and shall have to be transferred back to the original Shareholder Transferring Class A Shares or Shareholder Transferring Class B Shares (as defined below), as the case may be.

To the extent that the rights of redemption of each shareholder  provided for in
Article 28 of the By-laws and the other rights provided for in the By-laws are not prejudiced, the provisions of the present article 7 and article 8 do not apply also to transfers through derivative transactions or borrowing of titles according to which the original Shareholder Transferring Class A Shares (being a bank, financial company or insurance company), as the case may be (i) shall have the full title and ownership of the Shares upon termination of the relevant transaction, and, in any case, (ii) shall maintain medio tempore all administrative and economic rights on the Shares under the derivative transaction or being object of the borrowing of titles; failure of such conditions will entail the immediate application of this article 7 and following article 8.

7.2 The shareholder who intends to transfer Class A shares (hereinafter the "SHAREHOLDER TRANSFERRING CLASS A shares") to a potential third party acquirer, including a shareholder of the Company (hereinafter, a "PERSON BIDDING FOR CLASS A SHARES") must offer them in advance on equal terms to the other shareholders who hold Class A shares and - for the purposes of point (ii) below - to the shareholders who hold Class B shares, who may acquire them pre-emptively - respectively, in proportion to the number of Class A shares held by each of them compared with the total number of Class A shares issued by the Company and, with regard to Class B shareholders, in accordance to point (ii) below in proportion to the number of Class B shares held by each of them compared with the total number of Class B shares- with regard to the following procedure (hereinafter the "RIGHT OF PRE-EMPTION"):

(I) The Shareholder Transferring Class A shares must transmit a communication, by registered or certified mail with return receipt requested to the Chairman of the Board of Directors and to the other shareholders holding Class A shares, specifying the number of Class A shares, the price, and the other economic and contractual conditions of the transfer and the personal particulars of the Person Bidding for Class A Shares (the "TRANSFERRING NOTICE"). Within 30 days of the date of receipt of the Transferring Notice (the "TERM OF EXERCISE"), the shareholders holding Class A shares who intend to avail themselves of the Right of Pre-emption must give the appropriate written communication to the Chairman of the Board of Directors and to the Shareholder Transferring Class A shares (the

"ACCEPTANCE NOTICE"). The shareholders holding Class A shares who exercise the Right of Pre-emption, provided that they make a contextual request in the Notice of Acceptance, will have the right (hereinafter, the "RIGHT OF INCREASE") to acquire the Class A shares remaining on sale once all the Notices of Acceptances have been received (the "REMAINING CLASS A SHARES"). Any Notice of Acceptance shall specify the number of Remaining Class A Shares in relation to which the relevant shareholder holding Class A shares wishes to exercise the Right of Increase. The Remaining Class A Shares shall be divided among the shareholders who have exercised the Right of Increase in proportion to the number of Class A shares held by each of them, provided that after the exercise of the above mentioned rights any shareholder holding Class A shares will not be entitled to acquire a number of Class A shares higher than the aggregate number indicated into the Acceptance Notice.

(II) if after the carrying out of the procedure in the preceding point (i) there still remain any Remaining Class A Shares, each holder of Class A shares other than the Shareholder Transferring Class A shares will have the right to procure within 30 days after the expiry of the Term of Exercise (the "FURTHER TERM") the Acquisition of the Remaining Class A shares by one or more Qualified Italian Investors, it being understood that the Shareholder Transferring Class A Shares will not have such right if (AA) the Shareholder Transferring Class A Shares is a Telephonic Operator and (BB) as a result of the transfer of Class A Shares, the interest held by the Class A Founding Shareholders falls below 35% of the share capital, it being understood that the loss of such right shall be limited to the portion of shares transferred that determines the decrease in interest of the Class A Founding Shareholders to below 35%. If after the expiration of the Further Term there still remain any Remaining Class A shares, such Remaining Class A shares shall be offered without delay to the shareholders holding Class B shares by means of a communication made in the form specified in the preceding paragraph (i) of this Article 7.2. The Remaining Class A shares which become pre-empted by the shareholders holding Class B shares must be offered to the holders of Class B shares - in proportion to the number of Class B shares held by each of them compared to the aggregate number of Class B shares issued by the Company - subject to the automatic conversion of the aforesaid Class A shares subject to pre-emption at the rate of one newly issued Class B share (having the same characteristics as the Class B shares in circulation) for each Class A share subject to pre-emption. The exercise of the Right of Pre-emption by the shareholders holding Class B shares, potentially exercised in accordance with this article 7.2 (ii), must be carried out within 15 days of the receipt of the notice of offering in pre-emption by means of an appropriate written communication to the Chairman of the Board of Directors and the Shareholder Transferring Class A shares, specifying the number of shares requested in pre-emption. The conversion of Class A shares into Class B shares takes effect upon the recording of the decision of the Board of Directors (which for this purpose must be convened within 5 days of the expiry of the term for the exercise of the Right of Pre-emption specified in the present article 7.2 (ii)) resulting from the minutes drawn up by the notary, who must proceed to carry out all the necessary formalities for the issuance of Class B shares as well all other formalities provided by the current legal standards.

(III) Should remain any Class A shares subject to the bid not acquired by Class A shareholders or by Qualified Italian Investors or by Class B shareholders in the sense of the foregoing (the "SHARES A NOT PURCHASED") and the Person Bidding for Class A shares is accepting to buy the Shares not Purchased, the Shares not Purchased may be transferred from the Shareholder Transferring Class A shares to the Person Bidding for Class A shares, within but not later than 15 days, if the transfer in favour of the Person Bidding for Class A shares has not occurred within the aforesaid term, any later transfer of Class A shares and of the rights related thereto shall be subject again to the procedure specified in the present article 7.2; any act of transfer carried out in violation of the provisions of the present article 7.2 shall be invalid and not opposable to the Company.

(IV) Should remain any Share A not Purchased and the Person Bidding for Class A shares is not accepting to buy only the Shares A not Purchased as set forth in article 7.3(iii), the Shareholder Transferring Class A shares shall be entitled to sell all the Class A shares object of the Class A Transferring Notice to the Person Bidding for Class A shares.

7.3 The shareholder who intends to transfer Class B shares (hereinafter, the "SHAREHOLDER TRANSFERRING CLASS B SHARES") to a potential third-party acquirer as well as to a shareholder of the Company ("PERSON BIDDING FOR CLASS B SHARES") must offer these shares in advance to all the other shareholders holding Class A and Class B shares with regard to the following procedure:

(I) the Shareholder Transferring Class B shares must transmit a communication, by registered or certified mail with return receipt requested to the Chairman of the Board of Directors and other shareholders, specifying the number of Class B shares, the price, and the other economic and contractual conditions of the transfer and the personal particulars of the Person Bidding for Class B shares (the "CLASS B TRANSFERRING NOTICE"). Within 30 days of the date of receipt of the notice, the shareholders who intend to avail themselves of the Right of Pre-emption must give the appropriate written communication to the Chairman of the Board of Directors and the Shareholder Transferring Class B shares, specifying the number of shares requested in pre-emption;

(II) (A) Should the offer be accepted in its totality by the shareholders, the Class B shares subject to bidding shall be divided among the aforesaid shareholders, in proportion to the number of shares held by each of them compared to the total number of shares (of Class A and Class B) issued by the Company; (B) should the offer be accepted only in part by the shareholders, the Class B shares offered and acquired must be divided among the aforesaid shareholders in proportion to the number of shares held by each of them compared to the total number of shares (of Class A and Class B) issued by the Company. The Class B Shares that are acquired by the holders of Class A Shares in accordance with this Article 7.3, will be transferred to such shareholders in accordance with this Article 7.3 and, in any event, will be subject to automatic conversion to newly issued Class A Shares (having the same characteristics of the then issued Class A Shares). The conversion of Class A Shares to Class B Shares will be in accordance with the provisions of the second and third paragraph of Article 7.2(ii) of the By-laws and

(III) Should remain any Class B shares subject to the bid not acquired by Class B shareholders or by Class A shareholders (the "SHARES B NOT PURCHASED") and the Person Bidding for Class B shares is accepting to buy the Shares not Purchased, the Shares B not Purchased may be transferred from the Shareholder Transferring Class B shares to the Person Bidding for Class B shares, within but not later than 15 days, if the transfer in favour of the Person Bidding for Class B shares has not occurred within the aforesaid term, any later transfer of Class B shares and of the rights related thereto shall be subject again to the procedure specified in the present article 7.3; any act of transfer carried out in violation of the provisions of the present article 7.3 shall be invalid and not opposable to the Company.

(IV) Should remain any Share B not Purchased and the Person Bidding for Class B shares is not accepting to buy only the Share B not Purchased, the Shareholder Transferring Class B shares shall be entitled to sell all the Class B shares object of the Class B Transferring Notice to the Person Bidding for Class B shares.

7.4 In the event that the transfer of shares does not provide a corresponding amount, or rather if it does not provide it entirely in money (for example, in the event of donation, barter, or transfer through amalgamation, splitting) the price at which the shareholders in the Company shall be able to acquire the shares offered to them in pre-emption shall be determined by mutual agreement of the shareholder who intends to transfer and the shareholder or shareholders who have exercised the pre-emption (the "INTERESTED SHAREHOLDERS"). If the Interested Shareholders have not reached an agreement within 30 workdays, elapsing from the moment when the shareholder who intends to transfer has received the communication of the shareholders who intend to exercise the Right of Pre-emption, the price for each share shall be calculated on the basis of the adjusted net worth of the Company to be determined taking into account the price of the ordinary share or savings share held in Telecom Italia S.p.A. ("TI") calculating by means of the arithmetic average of the official stock exchange prices within 30 days preceding the date of the offer in pre-emption and, in case of disputes, the calculation, to be carried out on the basis of the criteria indicated above, shall be remitted to an expert appointed by the President of the Court of Milan, upon application by the most diligent shareholder.

7.5 The transfers provided for in this Article 7 are subject to applicable antitrust regulations and must be effectuated with 10 days of obtaining the relevant antitrust authorizations, where necessary, and, in any event within six months of entering into a binding agreement to transfer the shares.

7.6 Transfers made in violation of the provisions of the present article 7 and the following article 8 shall be invalid and unenforceable with regard to the Company.

                                    ARTICLE 8
                                    ---------
                         (RIGHT OF CO-SALE (TAG-ALONG))

8.1 Without prejudice to the provisions of the foregoing article 7, in the event that one or more shareholders (hereinafter called jointly the "CONSIDERABLE SHAREHOLDER") (i) receives an offer relating to transfer, also one or more times, of a number of shares that represent a share equal to at least 30% of the Company (the "CONSIDERABLE SHARE") by a potential third-party acquirer or by one or more potential acquirers belonging to the same group, connected by a relationship of control or linkage among them in the meaning of article 2359 of the civil code, or who in any case act in concert pursuant to article 109, Consolidated Financial Act, for the purchase of the Considerable Share, and (ii) none of the other shareholders exercises the Right of Pre-emption at the end of the respective Term of Exercise, or notwithstanding the exercise of the Right of Pre-emption by one or more of the other shareholders a bid by the third party is still pending for a share equal to at least the Considerable Share, the shareholder (or shareholders) who did not exercise the Right of Pre-emption to which they were entitled (hereinafter the "NON-OPTING SHAREHOLDER") shall have the right to transfer to the potential third-party acquirer his own shares (the "RIGHT OF CO-SALE" or "TAG-ALONG RIGHT") at the same terms and conditions offered to the Considerable Shareholder pursuant to this article 8. If the offer to the Shareholder does not comprise the entire stake held but only a part of such stake, the Tag Along Right shall be allocated to the Non-Opting Shareholder in the same proportion existing between the number of Shares to be sold and all the shares held by the Considerable Shareholder.

8.2 If the Non-Opting Shareholder intends to exercise its Tag-Along Right, he must, under penalty of forfeiture, give a written communication to the Considerable Shareholder - and a copy to the Company - by the means and under the terms provided for the exercise of the Right of Pre-emption discussed in the foregoing article 7. Once the express request has been made by the Non-Opting Shareholder to avail himself of the Tag-Along Right (hereinafter the "PROPOSAL OF SALE"), the aforesaid Non-Opting Shareholder shall be obliged to sell all or the different pro rata quantities established above of his own shares, free from every encumbrance, lien or right in favour of third parties, to the potential third-party acquirer, in accordance with the following procedure:

(I) The Considerable Shareholder must, as a condition for the efficacy of the transfer of his own shares, see to it that the potential third-party acquirer
(a) accepts unconditionally the Proposal of Sale mentioned in this article 8.2, having for its purpose the sale of all (or the different pro rata quantities established above) the shares owned by each Non-Opting Shareholder who has made the Proposal of Sale, without the potential third-party acquirer being able to require with regard thereto any declaration and/or guarantee, with the exception of the guarantees pertaining to (AI) the entitlement to the shares owned by the Non-Opting Shareholder, in the absence of commitments regarding these and the capacity to freely dispose of them, and (AII) the fact that the shares are free from every encumbrance, lien or right in favour of third parties; and (b) acquires all (or the different pro rata quantities established above)the shares owned by each Non-Opting Shareholder who made the Proposal of Sale;

(II) The transfer of the shares by the Considerable Shareholder and the other Non-Opting Shareholders must arrive in one single setting, with contextual payment of the price within and not later than 15 days of the date of receipt of the Proposal of Sale by the Considerable Shareholder;

(III) If no  shareholder  has exercised the Right of Pre-emption in the sense of article 7 nor the Tag-Along right in the sense of the present article, the Considerable Shareholder may transfer the shares belonging to him to a potential third-party acquirer on condition that (a) the transfer occurs under the same conditions indicated in his own communication to the other shareholders, here including the same price. and (b) the transfer shall occur within 15 days of the expiry of the different Term of Exercise mentioned in the foregoing article 7, it remaining firm that the aforesaid term shall be reasonably extended, as referred below, if the transfer of the shares is subject to obligations of communication in advance or authorization by an authority; it remains the intention that the aforesaid term of 15 days be considered respected if within the appropriate deadline the Considerable Shareholder has executed with the potential third-party acquirer a purchase and sale contract with deferred efficacy (but not more than 6 months) or conditional solely upon the obtaining of the authorizations required by law or regulation (provided that such agreement shall terminate if such authorizations have not been obtained within six months following execution of such purchase and sale contract), at a price per share and, in general, on the terms and conditions indicated by the potential third party acquirer in his own bid. If the transfer to the potential third party acquirer has not taken place in conformity with what is indicated in this paragraph and in the terms provided here, the Considerable Shareholder shall not be able to transfer his own shares unless subject to the experiencing of the procedures discussed in articles 7 and 8 and the transfer shall not be valid and enforceable against the Company.

                                    ARTICLE 9
                                    ---------
                              (BONDS AND FINANCING)

9.1 The Company may issue convertible and non-convertible bonds, take loans from shareholders, with interest or interest-free, with or without reimbursement obligation, in compliance with the applicable laws and regulations and its by-laws.

                                   SECTION III
                                   -----------
                              SHAREHOLDERS' MEETING

                                   ARTICLE 10
                                   ----------

                        (ORDINARY SHAREHOLDERS' MEETING)

10.1 The Ordinary Shareholders' Meeting shall decide upon matters reserved to it by law. Furthermore, the Ordinary Shareholders' Meeting authorises, within the meaning of Article 2364 (1)(5) of the Civil Code, subject to the responsibilities of the Board of Directors, (i) with the majority provided in the following Article 12, paragraph 3, the carrying out by the Company of the activities discussed in Article 3.1, letter (c) and (ii) the Company's subscription to any tender offers having as their subject the shares of TI held by the Company, provided that in such a case the efficacy of the authorization resolved by the meeting is subject to the condition precedent of the failed exercise of the Redemption discussed in the following Article 28.2 potentially carried out - with respect to the prerequisites and procedure discussed in the following Article 28.2 - by the shareholders authorised to do so, provided that if the said Redemption is exercised, the aforesaid resolution of the Meeting is intended to be definitively revoked at the moment of the transfer of the shares subject to Redemption and the TI shares directly or indirectly held by the Company shall be rendered unavailable within the meaning of the following Article 28.2 (iii).

                                   ARTICLE 11
                                   ----------

                                      CALL

11.1 The Shareholders' Meeting may also be convened in a place other the registered office, provided that it is held in Milan.

11.2 The Meeting may be convened, subject to resolution of the Board of Directors, by the Chairman of the Board of Directors at least eight days prior to the date of the meeting by means of:

(i) A letter or telegram sent to all the shareholders entered in the shareholders' register, to the directors and statutory auditors by postal service or an equivalent; with notice of receipt;

(ii) a fax or e-mail message sent and received by all the persons indicated above, who must, within the date established for the meeting, confirm in writing, also using the same means, receipt of the notice, specifying the date of receipt whenever the delivery means used do not provide for notification - even electronic - of receipt by the addressee.

11.3 In the notice of call a second meeting may be set for another day, if the preceding Meeting was not legally constituted.

11.4 In the absence of formal call, the Meeting is regularly constituted when the entire share capital of the Company is represented and the majority of the members of the Board of Directors and of the members of the managerial body take part; in that case, each of the participants may object to the discussion of issues for which he is not sufficiently informed.

11.5 Except as provided by the last paragraph of Article 2367 of the Civil Code, the Board of Directors must convene the Meeting without delay when a request is made by as many shareholders representing at least one tenth of the share capital of the Company and the issues to be discussed are set out in the request.

11.6 The Ordinary Shareholders' Meeting must be convened by the Board of Directors at least once a year, within one hundred and twenty days of the close of the Company's fiscal year; the Meeting may be convened within one hundred and eighty days of the close of the Company's fiscal year should the Company be required to prepare consolidated financial statements or when this is required by particular reasons connected to the structure and the purpose of the Company.

                                   ARTICLE 12
                                   ----------

                                  (RESOLUTIONS)

12.1 Without prejudice to the provisions of paragraph 12.3 below, the Ordinary Shareholders' Meeting - in first call - is regularly convened with the participation of such shareholders as represent at least half of the share capital and - in second call - is regularly convened with the participation of such shareholders as represent at least one fifth of the share capital, except for the approval of the financial statements and the appointment and removal of corporate officers, for which it is regularly convened whatever the proportion of the share capital represented by the shareholders taking part.

12.2 Without prejudice to the provisions of paragraph 12.3 below, the Ordinary Shareholders' Meeting - in first and second call - resolves with the favourable vote of the absolute majority of the capital present.

12.3 The Meeting convened to resolve on the authorization of activities or operations in pursuit of the corporate purposes indicated in Article 3, paragraph 3.1, letter (c) of the By-laws is validly constituted and decides by a favourable vote of such shareholders as represent at least 95% of the share capital.

The Meeting convened to resolve on the distribution of dividends is validly constituted and decides by a favourable vote of such shareholders as constitute at least 65% of the capital stock, it remaining firm that if one or more shareholders who, even altogether, represent a share of the Company greater than 30% of the capital stock, should abstain or be absent from the decision of the Meeting, it may be adopted by a favourable vote of a majority of holders of the capital stock of the Company.

12.4 The Extraordinary Shareholders' Meeting - in first and second call - is regularly constituted and resolves with the favourable vote of such shareholders as represent at least (I) 75% of the share capital with regard to the resolutions (x) approving share capital increase with the exclusion of the option right pursuant to article 2441, par. 4 and 5, of the Italian civil code,
(y) approving mergers or de-mergers causing a dilution of the stakeholding held by the shareholders in the Company, except as provided in Article 18.2(i) and
(z) approving amendments to articles 12, 15, 18 and 22 of the present by-laws, and (II) with regard to the remaining other resolutions, 65% of the share capital (with the exception of resolutions under Articles 2446 and 2447 of the Civil Code, which are decided by the applicable majorities), provided that if one or more shareholders who, even together, hold an interest in the company that exceeds 30% of the share capital should abstain from such a Shareholders' Meeting resolution or be absent, it may be adopted by a favourable vote of a majority of holders of the capital stock of the Company.

In the event the quorums to convene the Extraordinary Shareholders' Meeting and resolve upon the issues set out in the first paragraph of this paragraph 12.4 are not met, the Extraordinary Shareholders' Meeting may be convened anew to resolve on the same issues, provided at least 30 days have elapsed from the preceding call. In such a case the meeting - in first call and in second call - is regularly convened and resolves by the favourable vote of such shareholders as represent the absolute majority of the share capital.

                                   ARTICLE 13
                                   ----------
                        (RIGHT OF PARTICIPATION AND VOTE)

13.1 Participation in the shareholders' meeting is allowed to those shareholders having the right to vote or the financial instruments giving the right to vote on at least one of the topics listed on the agenda as well as to those individuals who have been granted the right of participation either by law or by virtue of these By-laws. Each share has attached the right to issue one vote. The Company guarantees the provision of translation services in favour of shareholders who do not speak Italian.

13.2 For participation in the shareholders' meeting, it is not necessary to have previously lodged (i) shares or the relative certificates thereof, and (ii) financial instruments incorporated in securities or documented by certificates.

13.3 The shareholders' meeting can also be held in a number of places, either contiguous or distance from each other, connected by audio and/or video, as long as the collective assembly method is used, principles of good faith are upheld, and all shareholders are treated equally. In particular, it is necessary that:

(i) the president of the shareholders' meeting and the person taking record of the shareholders' meeting be in the same place; they will write up and sign the minutes and for the purposes of record the meeting will be considered as having taken place at that location;

(ii) the president of the shareholders' meeting be allowed, including through the office of the president, to verify the identity and legitimacy of the participants, control the meeting process, verify and announce the results of voting;

(iii) the person taking down the minutes be allowed to properly observe the shareholders' meeting events he or she is required to record;

(iv)  the   participants   be  allowed  to  take  part  in  the  discussion  and
simultaneously vote on the items of the agenda, as well as view, receive and transmit documents;

(v) the audio and/or video locations to which the Society is responsible for allowing the participants to connect to be indicated in the notice to call the shareholders' meeting.

                                   ARTICLE 14
                                   ----------
                            (PRESIDENT AND SECRETARY)

14.1 The shareholders' meeting shall be chaired by the Chairman of the Board of Directors or by a person elected with the majority vote of those present.

14.2 The shareholders' meeting shall appoint a secretary, not necessarily having to be a shareholder, and if need be also one or more observers, not necessarily having to be shareholders. The attendance of the secretary is not necessary when the minutes are recorded by a notary.

                                   SECTION IV
                                 ADMINISTRATION
                                   ARTICLE 15
                                   ----------
                     (APPOINTMENT OF THE BOARD OF DIRECTORS)

15.1 The Company is administered by a board of directors comprising 10 directors, in accordance with the decisions made by the shareholders' meeting called for the purposes of such appointments.

15.2 The appointment of the board of directors shall take place on the basis of on the lists submitted by shareholders holding Class A shares and Class B shares in accordance with the paragraphs describing this process whereby the candidates shall be listed using a sequential numbering scheme. Class A Shareholders who, either individually or collectively with other Class A Shareholders represent a participation equal to at least 20% of the Company's share capital may submit or concur in the presentation of a list. Class B shareholders who, individually or collectively with other Class B Shareholder hold a participation equal to at least 20% of the Company share capital may submit or concur in the presentation of a list.

The lists submitted by the shareholder must be submitted to the Company's registered office at least five days before the date set for the shareholders' meeting and each of them must contain the number of candidates equal to the maximum number of board members to be elected.

Included with each list, and within the deadlines indicated above, there must be narrations with which the individual candidates irrevocably accept their candidature and attest, under their own responsibility, that there are no pre-existing conditions of ineligibility or incompatibility, and that they do in fact possess the requirements set out for the respective positions.

Shareholders can submit or concur with a submission, and vote on a single list.

The Class A shareholders may vote only for one list presented by one or more Class A shareholders. The Class B shareholders may vote exclusively for one list presented by one or more Class B shareholders.

15.3 In the event that, on the date of the shareholders' meeting, the Class A Shares constitute an absolute overall majority of the share capital of the Company, the following procedure is to be followed in the appointment of the members of the Board:

(a) four board members shall be chosen from the first of the lists that may have been submitted by Class B shareholders; the first of the directors to be elected shall be appointed vice-Chairman;

(b) the remaining board members to be elected will be taken from list submitted by Class A shareholders; the first of the directors to be elected shall be appointed Chairman.

Alternatively, in the event that, on the date of the shareholders' meeting, the Class B Shares constitute an absolute overall majority of the share capital of the Company, the following procedure is to be followed in the appointment of the members of the Board:

(a) four board members shall be chosen from the first of the lists that may have been submitted by Class A shareholders; the first of the directors to be elected shall be appointed vice-Chairman;

(b) the remaining board members to be elected will be taken from list submitted by Class B shareholders; the first of the directors to be elected shall be appointed Chairman.

15.4 In the event that, on the date of the shareholders' meeting, the Class B Shares constitute less than 30% but more than 20% of the share capital of the Company, two board members shall be chosen from the list submitted by Class B shareholders and the remainder shall be chosen from the list submitted by Class A shareholders. In the event that, on the date of the shareholders' meeting, the Class A Shares constitute less than 30% but more than 20% of the share capital of the Company, two board members shall be chosen from the list submitted by Class A shareholders and the remainder shall be chosen from the list submitted by Class B shareholders.

15.5 When a single list has been submitted, the board members who appear on that list will be elected. In the event that no list is submitted, the appointment of the board members will not be carried out with the list vote system indicated above but rather by a resolution of the Shareholders' meeting taken with the legal majorities present.

15.6 If in the course of this exercise a director has ceased to add his or her position, he or she shall be replaced by the first non-elected candidate on the same list to which the missing director belongs, or if there is an obstacle to the first non-elected candidate stepping up in this manner, then the non-elected person immediately below him or her on that same list will serve as the replacement. If it is not possible for any reason to replace the missing board member with any of the non-elected candidates from that same list, then the provisions of law shall be followed.

If in the course of the exercise there fails to be a majority with regard to the members who make up the board of directors, then the remaining board members shall resign, with such resignation taking official effect from the moment the Board is reconstituted by nomination of the shareholder's meeting A shareholders' meeting shall be called immediately by remaining board member, for the purposes of appointing the new board of directors.

Should all board members resign or cease to hold their position for any reason, the shareholders' meeting for the purposes to appoint the new board of directors, shall be called immediately by the board of statutory auditors, which shall perform the ordinary administrative activity in the meantime.

                                   ARTICLE 16
                                   ----------
                              (GENERAL PROVISIONS)

16.1  The administration of the Company may also be entrusted to non-members.

16.2 The directors shall hold their positions for a term established by their deed of appointment and therefore for a period not to exceed three financial years. This term shall expire on the date of the shareholder meetings' called to approve the balance sheet for the last financial period of their term.

                                   ARTICLE 17
                                   ----------
                      (CHAIRMAN OF THE BOARD OF DIRECTORS)

17.1 The board of directors elects from among its members - where a shareholders' meeting has not already been held - a chairman and the possible one or more vice-chairman presidents, establishing therein their powers save for the power provided by law.

17.2 The board of directors can further appoint a secretary, also in a permanent manner, and who does not necessarily have to be a member of such board of directors.

                                   ARTICLE 18
                                   ----------
              (POWERS OF THE BOARD OF DIRECTORS AND REPRESENTATION)

18.1 The board of directors is vested with the broadest powers for ordinary and extraordinary management of the Company, without exception of any sort, and shall carry out all functions not reserved - by law or these By-laws- to the competence, including of an authoritative nature, of the shareholders' meeting.

18.2 The board of directors shall be exclusively responsible for making decisions on the following: (i) mergers by incorporation of companies in which the Company holds at least ninety percent of the shares or stakes, merger by incorporation of the Company into another company which already holds at least ninety percent of the Company's shares, as well as a de-merger of the Company in accordance with Article 2506 of the Civil Code;

(ii) transactions for the of acquisition or transfer of - or encumbrance of - the Company's direct or indirect shareholdings in Olimpia S.p.A. ("O") and O's direct or indirect shareholdings in TI, with the exception of shareholdings transferred to meet public acquisition offers provided by law or regulation which shall occur once the authorization of ordinary shareholders' meeting has been given;

(iii) investments in companies other than investments in O and in TI;

(iv) fixed capital investment and financial structure decisions for amounts in excess or Euro 75 million;

(v) decisions on the vote to be exercised in the shareholders' meetings of O and TI;

(vi) approval and amendments of the Company's budget;

(vii) reduction of share capital in the event of a shareholder's withdrawal;

(viii) the By-laws' compliance with legislative provisions;

(ix) the setup, transfer or dissolution of branch offices;

(x) all other decisions reserved exclusively to the authority of the board of directors.

The resolutions regarding the matters mentioned above in (ii) to (vi) are approved by way of the favourable vote of at least 7 sitting members of the board (the "CONSOLIDATED QUORUM"). As a partial exception to the above, should there be resolutions of board members that require Consolidated Quorums in which three or more directors have abstained or are absent, such resolutions shall be taken with the favourable vote of the majority of only those board members sitting.

18.3 The representation, including in legal proceedings (including therein the ability to file lawsuits and initiate legal actions, including in Supreme Courts and to appoint to that end attorneys and proxy attorney), is the responsibility of:

(i) the chairman of the board of directors;

(ii) the vice-chairman;

(iii) anyone not a member of the board of directors, designated thereby, within the scope of and in the exercise of the powers granted to them.

                                   ARTICLE 19
                                   ----------
                      (MEETINGS OF THE BOARD OF DIRECTORS)

19.1 The board of directors can also meet in a place other than the registered office of the Company, provided that it occurs in Milan, any time that the chairman of the board of directors, or whoever is standing in for him, deems it suitable and/or necessary or when he is asked to do so by at least one of his directors or by the board of statutory auditors and at least once every quarter.

19.2 The board of directors is called to assembly by the chairman of the board of directors or by whomsoever is standing for him, at least five business days - or in case of urgency, two business days - before the date set for the meeting, via registered letter, hand-delivered letter, telegram or fax, sent to all directors and statutory auditors at the addresses indicated in the company books; the date, place and time of the meeting, list of items on the agenda and possible details relating to the audio and/or videoconferencing connections should be included in the call to assembly.

19.3 In the absence of a formal call to assembly, the board of directors shall be considered as having been validly constituted if all sitting board members and statutory auditors are participating therein.

19.4 At the request of any Director, meetings of the board of directors can also take place in a number of places, either together or distant from each other, connected by audio and/or video, as long as:

(i) the president of the assembly and the person taking record of the assembly are in the same place; they will write up and sign the minutes and for the purposes of record, the meeting will be considered as having taken place at that location;

(ii) the president of the assembly is allowed to verify the identity of the participants, control the meeting process, oversee and announce the results of voting;

(iii) the person taking down the minutes is allowed to properly observe the events of the meeting he or she is tasked with recording;

(iv)  the   participants  are  allowed  to  take  part  in  the  discussion  and simultaneously vote on the items of the agenda, as well as look at, receive and transmit documents;

The Company guarantees the provision of translation services for directors' interventions and the translation of the relevant documents to be review by the Board, which shall be provided with together with the corresponding call of the meeting.

19.5 Without prejudice to the provisions of article 18.2 above, the resolutions of the board of directors shall be considered as having been validly made with the majorities provided by law.

19.6 Meetings of the board of directors are presided over by the president of the board of directors or by the board member appointed by the participants.

19.7 Resolutions of the board of directors must be recorded in the minutes signed by the president of the meeting and by the individual who recorded them and must be transcribed into the book of assemblies and deliberations of the board of directors.

                                   ARTICLE 20
                                   ----------
                               (CEO AND ATTORNEYS)

20.1. The board of directors may appoint, replace and remove one or more chief executive officers, deciding on their functions, assignments and faculties.

20.2 The board of directors may also appoint, replace and remove agents, attorneys and representatives - in general - for particular acts or categories of acts; the same can be done by any director vested with the power of representation, within the limits of the relative assignments.

                                   ARTICLE 21
                                   ----------
                           (COMPENSATION OF DIRECTORS)

21.1 Compensation for directors shall be determined in accordance with article 2389 of the civil code.

21.2 The shareholders' meeting may determine a total amount for compensation of all the directors, including those invested with particular offices.

21.3 In any case, the directors must be reimbursed for expenses incurred in the performance of their duties.

                                    SECTION V
               BOARD OF STATUTORY AUDITORS AND ACCOUNTING CONTROL

                                   ARTICLE 22
                                   ----------
                          (BOARD OF STATUTORY AUDITORS)

22.1 The Board of Statutory Auditors is composed of three effective auditors and two alternate auditors.

Appointment of the Board of Statutory Auditors shall be done on the basis of lists submitted by shareholders. Class A shareholders can submit or concur to submit a single list. Class B shareholders can submit or concur to submit a single list.

The lists submitted by the shareholders must be submitted to the Company's registered office at least five days before the date set for the first-call of the shareholders' meeting.

Included with each list there must be declarations with which the individual candidates accept their candidature and attest under their own responsibility that there are no pre-existing conditions of ineligibility or incompatibility, and that they do in fact possess the requirements set out for the respective positions by law and by the By-laws.

The lists shall be divided into two sections: one for candidates for the position of effective statutory auditor and the other for candidates for the position of alternate auditor.

Anyone with the right to vote can vote on a single list.

The following  procedure is to be followed in the election of the members of the
Board:

(a) from the list that may have been submitted by Class B shareholders shall be chosen, per the sequential order in which they appear on this list, one alternate and one effective statutory auditor, who will act as Chairman.

(b) the remaining board members to be elected will be taken from the list submitted by Class A shareholders.

22.2 Where no lists are presented, the appointment of the Board of Statutary Auditors shall take place according to the provisions provided by law.

22.3 The effective statutory auditors will be compensated on the basis of professional tariffs, where such compensation has not been determined by the shareholders' meeting.

22.4 Meetings of the board of statutory auditors may also be held using telematic methods in compliance with the rules set forth under Article 19.4 above.

                                   ARTICLE 23
                                   ----------
                              (ACCOUNTING CONTROL)

23.1 Until the Company is not obliged to consolidated its financial statement, the accounting control is exercised by the Board of Statutory Auditors, entirely formed by accounting auditors registered under the national register kept by the Ministry of Justice; with resolution of the ordinary shareholders' meeting, accounting control may, however, be conferred on an accounting auditor or an auditing company registered under the national register kept by the Ministry of Justice.

                                   SECTION VI
                        FINANCIAL STATEMENTS AND PROFITS

                                   ARTICLE 24
                                   ----------
                              (COMPANY FISCAL YEAR)

24.1 The Company's fiscal years end on 31 December of every year.


                                   ARTICLE 25
                                   ----------
                                 (BALANCE SHEET)

25.1 At the end of each of the Company's fiscal year, the board of directors shall draw up the financial statement pursuant to law.


                                   ARTICLE 26
                                   ----------
                                    (PROFITS)

26.1 The profits resulting form the financial statement, minus an amount not less than 5% (five percent) intended for the legal reserve, up to the limit allowed by law, shall be distributed among the shareholders in a proportion corresponding to the number of shares held by each shareholders, unless the shareholders' meeting decides on special allocations to extraordinary reserves or some other purpose or decides to carry it over - in whole or in part - to the next fiscal year.

26.2 If the Company's financial statement has been subjected by law to auditing by an auditing company registered under the related professional register, the distribution of accounts of dividends pursuant to article 2433-BIS of the civil code is allowed.

                                   SECTION VII
                                   DISSOLUTION


                                   ARTICLE 27
                                   ----------
                                  (DISSOLUTION)

27.1 The Company shall be dissolved for the reasons established by law.

27.2 In the event the Company is dissolved, the procedure to be followed shall be that set out in articles 2484 and subsequent of the civil code.

                                  SECTION VIII
                              RULES FOR REDEMPTION


                                   ARTICLE 28
                                   ----------
                (METHODS FOR EXERCISING THE RIGHT OF REDEMPTION)

28.1 Any Company Share (either Class A or Class B) can be redeemed pursuant to and for the effects of article 2437-SEXIES of the civil code, if the prerequisites set out in this article have been satisfied.

28.2 If the ordinary shareholders' meeting has authorized the Company, pursuant to article 10.1(ii), to adhere to public tender offers to acquire the shareholdings directly or indirectly held by the Company in TI, any shareholder (or shareholders) who have caused to set down in writing their dissent thereto at this shareholders' meeting (hereafter, the "DISSENTING SHAREHOLDER") shall have the option of redeeming all - and not just part - of the Company Shares (hereafter, the "REDEMPTION") held by the other shareholders, in accordance with the following procedure:

(i) The Dissenting Shareholder who wishes to exercise the Redemption must give written notification (the "NOTICE") thereof via registered letter with return receipt to all the other shareholders and to the Chairman of the board of directors within five working days after the date of the shareholders' meeting which decided to authorize the operation cited above, indicating, in this notification, the Redemption price, such Redemption price to be determined in accordance with section (iv) below;

(ii) in the event that there are more Dissenting Shareholders, they shall have the right to buy the Shares which are the object of the Redemption in proportion to their stake in the Company's share capital;

(iii) as of the date of the Ordinary Shareholders Meeting which decided to authorize the operation cited above, the TI shares directly or indirectly held by the Company will be made unavailable by depositing them in an account held by the Company or by a company controlled by it which owns a direct stake in TI, with a fiduciary company that has received binding and irrevocable instructions, in accordance with the provisions of this clause, and with the necessary powers to proceed to execute the transfer and endorsement of the shares to the Dissenting Shareholder;

(iv) the Redemption price per each Company share shall be the Company's adjusted net worth divided by the total number of issued Company Shares. The Company's adjusted net worth is determined by taking into account the greater of (i) the consideration offered for the TI shares subject to public offering and (ii) the price of the shares held by TI calculated by means of the respective arithmetic average of the official stock exchange prices within 30 days preceding the date of the Notice provided for in Article 28.2(i);

(v) in case of dispute, on the part of one or more shareholders, as to the price of Redemption within 10 days after receipt of the notification mentioned in number (i) above, the determination thereof shall be handed over to an expert appointed, upon request of the most diligent shareholder, by the President of the Court of Milan. The expert must adhere to the criteria stated in the preceding number (iv) above and must determine the Redemption price within 20 working days after the appointment;

(vi) the transfer of the shares and the payment of the Redemption Price shall occur: (X) within 15 business days following the Notice, or (Y) if the transaction is subject to any authorization by law or contract, within 15 business days following obtaining such authorization or (Z) in case of dispute, within 15 business days following the final determination of the Redemption price, provided that transfer of the Shares which are the object of the Redemption shall only take effect from the time of the notification that the Redemption price has been deposited - as indicated in the Notice if there are no disputes, or as determined by the expert appointed pursuant to number (v) above - with Banks appointed by the shareholders transferring the shares. The Company will proceed to make the consequent annotations in the shareholders' register.

                                   SECTION IX

                                TRANSITORY RULES

         Upon the Founding Class A shareholders (as defined below) ceasing to hold at least 35% of the share capital, article 7.2(ii) above shall be replaced as follows:

         "(II) if after the carrying out of the procedure in the preceding point
         (i) there remain any Class A shares offered but not acquired (the "REMAINING CLASS A SHARES"), such Remaining Class A shares must be offered without delay to the shareholders holding B shares by means of a communication made in the form specified in the preceding paragraph
         (i) of this Article 7.2; the Remaining Class A shares which become pre-empted by the shareholders holding Class B shares must be divided among the titular acquirers of Class B shares - in proportion to the number of Class B shares held by each of them - subject to the automatic conversion of the aforesaid Class A shares subject to pre-emption at the rate of one newly issued Class B share (having the same characteristics as the Class B shares in circulation) for each Class A share subject to pre-emption. The exercise of the Right of Pre-emption by the shareholders holding Class B shares , potentially exercise in the sense of what is provided in the present article 7.2
         (ii), must be carried out within 30 days of the receipt of the notice of offering in pre-emption by means of an appropriate written communication to the Chairman of the Board of Directors and the Shareholder Transferring Class A shares, specifying the number of shares requested in pre-emption. The conversion of Class A shares to Class B shares takes effect upon the recording of the decision of the Board of Directors (which for this purpose must be convened within 5 days of the expiry of the term for the exercise of the Right of Pre-emption specified in the present article 7.2 (ii)) resulting from the minutes drawn up by the notary, who must proceed to carry out all the necessary formalities for the issuance of Class B shares as well as the necessary registrations in the Register of Companies, also bringing about the necessary and consequent modifications to article 5 of the Company's By-laws, making the numerical expressions and the text in the necessary parts adequate for all legal purposes, providing, moreover, for deposit, according to article 2346 of the civil code, the text of the By-laws updated in that sense, as well as carrying out all other formalities provided by the current legal standards."